UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2005

AGCO CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12930	58-1960019
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4205 River Green Parkway, Duluth, Georgia		30096
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770)813-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2005, AGCO Corporation (the "Company") announced the retirement of James M. Seaver from his position as Senior Vice President & General Manager, Americas Group effective as of December 31, 2005.

Mr. Seaver has served in many senior management positions within AGCO since his early participation as co-founder of the Company. Mr. Seaver was a part of the management buyout of Deutz-Allis North America in 1990. Among the positions he has held were Vice President Sales and Marketing, North America; Senior Vice President Worldwide Sales and Marketing; and Chief Executive Officer AGCO Finance Group.

The Company and Mr. Seaver entered into a Retirement Agreement effective as of December 31, 2005. A copy of the Company’s press release announcing Mr. Seaver’s retirement and a copy of the Retirement Agreement are attached hereto as Exhibit 99.1 and Exhibit 10.1, respectively, and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

10.1 Retirement Agreement
99.1 Press release of AGCO Corporation, issued November 10, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION

November 10, 2005	By:	Andrew H. Beck

Name: Andrew H. Beck
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Retirement Agreement
99.1	Press release of AGCO Corporation, issued November 10, 2005